                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                         HUDSON RESPIRATORY CARE INC.
                                 $115,000,000
                   9 1/8% Senior Subordinated Notes due 2008

                              RIVER HOLDING CORP.
                           300,000 Shares of 11 1/2%
               Senior Exchangeable PIK Preferred Stock due 2010


                              PURCHASE AGREEMENT


                                                              New York, New York
                                                                   April 2, 1998


Salomon Smith Barney
Salomon Brothers Inc
BT Alex. Brown Incorporated

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

          Hudson Respiratory Care Inc., a California corporation (the "Company") proposes to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers"), $115,000,000 aggregate principal amount of the Company's 9 1/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes
are to be issued under an indenture (the "Indenture") dated as of April 7, 1998, among the Company, River Holding Corp., a Delaware corporation ("Holding") and United States Trust Company of New York, as trustee (the "Trustee"). In addition, Holding proposes to issue and sell to the Purchasers 300,000 shares of Holding's 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010, $.01 par value per share (the "Holding Preferred Stock"). The Holding Preferred Stock is exchangeable at Holding's option, subject to certain conditions, in whole but not in part, for either (a) the Company's 11 1/2% Subordinated Exchange Debentures due 2010 (the "Company Exchange Debentures") or (b) the Company's 11 1/2% Senior PIK Preferred Stock due 2010 (the "Company Preferred Stock" and,
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                                                                               2


together with the Notes, the Holding Preferred Stock and the Company Exchange Debentures, the "Securities").

          The sale of the Notes and the Holding Preferred Stock to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company and Holding that you will make an offering of the Notes and the Holding Preferred Stock purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

          In connection with the sale of the Notes and the Holding Preferred Stock, the Company and Holding have prepared a preliminary offering memorandum, dated March 19, 1998, relating to the offering of the Notes and a preliminary offering memorandum, dated March 19, 1998, relating to the offering of the Holding Preferred Stock (collectively, the "Preliminary Memorandum"), and a final offering memorandum, dated April 2, 1998, relating to the offering of the Notes and a final offering memorandum, dated April 2, 1998, relating to the offering of the Holding Preferred Stock (collectively, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, Holding and the Securities. The Company and Holding, jointly and severally, hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes and the Holding Preferred Stock by the Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement thereto subsequent to the Execution Time.

          The holders of the Securities will be entitled to the benefits of the Registration Agreement dated the Closing Date, between the Company, Holding and the Purchasers (the "Registration Agreement").

          Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.
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                                                                               3

          1.   Representations and Warranties.  The Company and Holding, jointly
               -------------------------------
and severally, represent and warrant to, and agree with, the Purchasers as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms for the Securities intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The Final Memorandum, at the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no
                                           --------  -------
     representation or warranty is made as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company and Holding by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b) hereof.

          (b) Neither the Company nor Holding has taken nor will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the offering of the Securities.

          (c) None of the Company, Holding, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), or any person acting on their behalf, has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
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                                                                               4

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (e) None of Holding, the Company, any of their respective Affiliates or any person acting on their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (f) Neither Holding nor the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's or Holding's securities.

          (g) Holding and the Company have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of organization, with full corporate power and authority to own or lease, as the case may be, their properties and conduct their business as described in the Final Memorandum, and are duly qualified to do business as foreign corporations and are in good standing under the laws of all jurisdictions in which their ownership or lease of property or the conduct of their business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and Holding has full corporate power and authority to enter into this
     Agreement, the Registration Agreement, the Amended and Restated Merger Agreement dated as of March 15, 1998, among Holding, River Acquisition Corp., the Company and the shareholders of the Company (the "Merger Agreement"), the Credit Agreement dated as of the Closing Date among the Company, Holding, Salomon Smith Barney Inc, as arranger, and the Bankers Trust Company, as administrative agent (the "New Credit Facility"), the Indenture, the Indenture governing the Company Exchange Debentures (the "Exchange Indenture") and the Securities and to perform the transactions contemplated
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                                                                               5

     hereby and thereby (the "Transactions"). This Agreement and the Registration Agreement have been duly authorized, executed and delivered by Holding and the Company. The execution and delivery of the Merger Agreement, the New Credit Facility, the Indenture and the Exchange Indenture have been duly authorized by the Company and Holding and, when duly executed and delivered by the parties thereto (assuming the due authorization, execution and delivery of the Indenture and the Exchange Indenture by the Trustee), each of the Merger Agreement, the New Credit Facility, the Indenture and the Exchange Indenture will constitute a valid and binding obligation of the Company and Holding, enforceable against the Company and Holding, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to Sections 500 et seq. of the California Corporations Code (the "Code") regarding distributions. The term "Subsidiary" means Industrias Hudson, S.A. de C.V.

          (h) All the outstanding shares of capital stock of Holding and the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, as of the Closing Date, all outstanding shares of capital stock of the Company are owned by Holding and, as of the Closing Date, all outstanding ownership interests of the Subsidiary will be owned by the Company free and clear of any perfected security interest and any other security interests, claims or encumbrances, except for security interests, claims and encumbrances under the New Credit Facility.

          (i) (i) The Notes have been duly and validly authorized for issuance and sale by the Company to the Purchasers, and upon execution and delivery of the Indenture, and when the Notes are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Notes will constitute valid and binding obligations of the Company and Holding enforceable against the Company and Holding in accordance with their terms and entitled
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                                                                               6

     to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (ii) The Holding Preferred Stock has been duly and validly authorized for issuance and sale by Holding to the Purchasers, and when the Holding Preferred Stock has been delivered and paid for in accordance with the terms of this Agreement, the Holding Preferred Stock will be validly issued, fully paid and nonassessable; and the issuance of the Holding Preferred Stock is not subject to preemptive or other similar rights.

               (iii) The Company Preferred Stock has been duly and validly authorized for issuance in exchange for the Holding Preferred Stock by the Company; and when the Company Preferred Stock, if issued, is delivered by the Company in exchange for the Holding Preferred Stock, such Company Preferred Stock will be validly issued, fully paid and nonassessable; and the issuance of the Company Preferred Stock will not be subject to preemptive or other similar rights.

               (iv) The Company Exchange Debentures have been duly authorized for issuance in exchange for Holding Preferred Stock by the Company; and upon execution and delivery of the Exchange Indenture, and, when the Company Exchange Debentures are issued and authenticated in accordance with the Exchange Indenture and delivered in exchange for the Holding Preferred Stock, the Company Exchange Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Exchange Indenture, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and Sections 500 et seq.
          of the Code.
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                                                                               7

          (j) The Securities conform, in all material respects, to the description thereof contained in the Preliminary Memorandum and Final Memorandum.

          (k) The execution, delivery and performance of this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Indenture, the Exchange Indenture, the Notes, the Holding Preferred Stock, the Company Exchange Debentures and the Company Preferred Stock by the Company and Holding, as applicable, and the consummation of the Transactions, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the articles of incorporation, by-laws or other organizational documents of the Company, Holding or the Subsidiary, (ii) any material statute, rule or regulation applicable to the Company, Holding or the Subsidiary (other than California Corporations Code Sections 500 et seq.) or any order of any governmental agency or body or any court having jurisdiction over the Company, Holding or the Subsidiary or any of their respective properties,
     (iii) any agreement or instrument relating to borrowed money to which the Company, Holding or the Subsidiary is a party or by which the Company, Holding or the Subsidiary is bound or to which any of their respective properties is subject or (iv) any other material agreement or instrument to which the Company, Holding or the Subsidiary is a party or by which the Company, Holding or the Subsidiary is bound or to which any of their respective properties is subject, except in the cases of clauses (iii) or
     (iv) for conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect. Assuming the Securities are sold as described in this Agreement, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Indenture or the Securities or for the consummation of the Transactions, except for compliance with state securities or blue sky laws and the Securities Act and Trust Indenture Act in connection with the Registration Rights
     Agreement.
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                                                                               8

          (l) Except as disclosed in the Final Memorandum, (i) there are no legal or governmental actions, suits or proceedings pending or, to the best of Holding's or the Company's knowledge, threatened to which Holding, the Company, or the Subsidiary is, or to the best of Holding's or the Company's knowledge, is threatened to be made a party or of which property owned or leased by the Company, Holding or the Subsidiary is or, to the best of Holding's or the Company's knowledge, is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of Holding, the Company and their Subsidiaries, taken as a whole, or materially and adversely affect the ability of the Company and Holding to perform their respective obligations under this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Indenture or the Securities or to consummate the Transactions (a "Material Adverse Effect"), and (ii) no labor disturbance by the employees of Holding, the Company, or the Subsidiary exists or, to the best of Holding's or the Company's knowledge is imminent, in either case which could have a Material Adverse Effect. Neither Holding, the Company, nor any of their Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (m) Neither Holding nor the Company has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of Holding or the Company (except as contemplated by this Agreement).

          (n) Upon the closing of the purchase and sale of the Notes and the Holding Preferred Stock and the application of the proceeds therefrom, all of the Company's obligations under the Second Amended and Restated Credit Agreement between the Company and the lenders named therein dated April 28, 1995, as amended (the "1995 Credit Agreement"), will be permanently satisfied and discharged and the 1995 Credit Agreement will be terminated.
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                                                                               9

          (o) The Company and the Subsidiary are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Food, Drug and Cosmetic Act (the "FDC Act") and the regulations of the Food and Drug Administration ("FDA") and all applicable environmental laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

          (p) Neither Holding, the Company nor the Subsidiary (i) is in violation of its charter, by-laws or other constituent documents or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject which violation or default would cause a Material Adverse Effect.

          (q) There are no defects in title to the owned properties or encumbrances upon the leased properties of the Company and the Subsidiary or the assets or facilities used by the Company and the Subsidiary, except any such defects that are in the ordinary course of business of the Company or such Subsidiary which, individually or in the aggregate, have a Material Adverse Effect.

          (r) Each of the Company and its Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business, except where the failure to own or possess such rights would not have a Material Adverse Effect, and has no reason to believe that the conduct of its business will conflict with any such rights of others which is reasonably likely to have a Material Adverse Effect, and has not received any notice of any claim of
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                                                                              10

     conflict with any such rights of others which is reasonably likely to have a Material Adverse Effect.

          (s) (i) The consolidated financial statements with respect to Holding and the Company included in the Final Memorandum present fairly the consolidated financial position of Holding, and its consolidated Subsidiaries and the Company and its consolidated Subsidiary, as applicable, as of the dates shown and their results of operations and cash flows for the periods shown, and such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (ii) The pro forma financial statements of Holding and the Company included in the Final Memorandum are based upon reasonable assumptions for presenting the significant effects of the Transactions, give appropriate effect to those assumptions, and reflect the proper application of those adjustments to the historical consolidated financial statement amounts in the consolidated financial statements of Holding and the Company, as applicable. Such pro forma financial statements comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act.

          (t) On the Closing Date (after giving effect to the issuance of the Notes and the Holding Preferred Stock and the consummation of the Transactions) each of Holding and the Company will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular
                               -------
     date, that on such date (i) the aggregate fair value or present fair salable value of the assets of Holding and the Company, as applicable, is not less than its total existing debts and liabilities (including identified contingent liabilities) as they become absolute and matured in the normal course of business, (ii) Holding and the Company are able to pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business and (iii) Holding and the Company do not have an
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                                                                              11

     unreasonably small amount of capital with which to conduct their business. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (u) Since the date of the latest audited consolidated financial statements of the Company and Holding included in the Final Memorandum, there has been no material adverse change, nor to the Company's and Holding's knowledge any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Holding, the Company and their Subsidiaries taken as a whole, and, except as disclosed in the Final Memorandum, since the date of the latest audited consolidated financial statements of the Company and Holding included in the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company or Holding on any class of its capital stock.

          (v) Assuming the accuracy of the representations and warranties contained in Section 4, it is not necessary in connection with the offer, sale and delivery of the Notes and Preferred Stock in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture or the Exchange Indenture under the Trust Indenture act of 1939, as amended (the "Trust Indenture Act").

          (w) The Company and Holding have agreed to permit the Securities to be designated Portal eligible securities, will pay the requisite fees related thereto and have provided all necessary information to the National Association of Securities Dealers, Inc., in order to ensure that the Securities are designated Portal eligible securities.

          (x) The Company has preliminary determined that the computer hardware and software used by the Company and the Subsidiary are and will be able to process all date information prior to and after December 31, 1999
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                                                                              12

     without any errors, aborts, delays or other interruptions in operations arising from the inability of computer hardware and software to recognize and properly execute date sensitive function involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") which could reasonably be expected to result in a Material Adverse Effect.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              ------------------
reliance upon the representations and warranties herein set forth, the Company agrees, to sell to the Purchasers and each Purchaser agrees severally and not jointly, to purchase from the Company the principal amount of Notes set forth opposite each Purchaser's name in Schedule I hereto, at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from April 7, 1998, to the Closing Date. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Holding agrees to sell to the Purchasers and each Purchaser agrees, severally and not jointly, to purchase from Holding the number of shares of Holding Preferred Stock set forth opposite each Purchaser's name in Schedule I hereto at a purchase price of $96.50 per share, plus accrued dividends, if any, with respect to the Preferred Stock from April 7, 1998, to the Closing Date.

          3.  Delivery and Payment.  Delivery of and payment for the Notes and
              ---------------------
the Holding Preferred Stock shall be made at 10:00 AM, New York City time, on April 7, 1998, or such later date as the Purchasers may agree or as provided in
Section 9 hereof (such date and time of delivery and payment for the Notes and the Holding Preferred Stock being herein called the "Closing Date"). Delivery of the Notes and the Holding Preferred Stock shall be made to the Purchasers against payment by the Purchasers of the respective purchase prices thereof to or upon the order of the Company and Holding, as applicable, by wire transfer in Federal (same day) funds to U.S. dollar accounts previously designated by the Company and Holding, as applicable. In the event that the Merger has not been consummated at the time such funds are transferred by the Purchasers, such accounts shall be segregated from the other accounts of the Company and Holding and each of the Company and Holding hereby agrees that until the Merger has been declared effective by the Secretary of State of the State of California such funds shall not be withdrawn from such accounts or commingled with
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                                                                              13



other funds of the Company or Holding. Delivery of the Notes and the Holding Preferred Stock shall be made at the office of Cravath, Swaine & Moore ("Counsel for the Purchasers"), 825 Eighth Avenue, New York, New York. Certificates for the Notes and the Holding Preferred Stock shall be registered in such names and in such denominations as the Purchasers may request not less than two full business days in advance of the Closing Date.

          The Company and Holding agree to have the Notes and the Holding Preferred Stock available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.  Offering of Securities.  Each Purchaser (i) acknowledges that the
              -----------------------
Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees with the Company and Holding that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.
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                                                                              14

          5.  Agreements.  The Company and Holding jointly and severally agree
              -----------
with the Purchasers that:

          (a) The Company and Holding will furnish to the Purchasers and Cravath, Swaine & Moore, without charge, as many copies of the Final Memorandum and any supplements or amendments thereof or thereto as the Purchasers may reasonably request, and will pay the expenses of printing or other production of all documents relating to the offerings.

          (b) Neither the Company nor Holding will amend or supplement the Final Memorandum without the prior consent of the Purchasers.

          (c) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with the Exchange Act or the rules thereunder or other applicable law, the Company and Holding promptly will notify the Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

          (d) The Company and Holding will arrange for the qualification of the Securities for sale under the laws of such U.S. jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities provided that Company and Holding will not be obligated to qualify as foreign corporations or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject them to general service of process or taxation in any jurisdiction in which they are not otherwise subject. The Company and Holding will promptly advise the Purchasers of the receipt by them of any notification with respect to the suspension of the qualification of any Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) Neither the Company nor Holding will, nor will either of them permit any of their respective Affiliates to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (f) None of the Company, Holding, nor any of their respective Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (g) None of the Company, Holding nor any of their respective Affiliates or any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and Holding will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. The information provided pursuant hereto will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) None of the Company, Holding, any of their respective Affiliates, or any person acting on their behalf will engage in any directed selling efforts with respect to the Securities except pursuant to a registered public offering as provided in the Registration Agreement and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company and Holding will cooperate with the Purchasers and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company and Holding hereby agree to permit the Securities to be designated Portal eligible securities, will pay the requisite fees related thereto and have been advised by The Portal Market that the Securities have or will be designated Portal eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (l) Neither Holding nor the Company will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Securities.

          (m) Neither Holding nor the Company will, until 90 days following the Closing Date, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities or capital stock which is preferred as to payment of dividends, or as to distribution upon liquidation, over any other class of capital stock issued or guaranteed by Holding or the Company ("preferred stock") (other than (i) the Securities and (ii) pursuant to a registered public offering as provided in the Registration Agreement).

          (n) Holding and The Company will apply the net proceeds from the sale of the Securities sold by them substantially in accordance with the statements under the caption "Use of Proceeds" in the Final Memorandum.

          (o) Immediately following consummation of the Merger, the Company will file with the Secretary of State of the State of California a certificate of amendment relating to the Certificate of Determination for the Mirror Preferred Stock in the form previously agreed to by the Purchasers. The Company will not agree to any modification in the economic or other material terms of such certificate of amendment without the consent of a majority of holders of the Holding Preferred Stock.

          (p) In the event that the Merger has not been consummated within three business days following consummation of the offering and sale of the Notes and Holding Preferred Stock, the Company and Holding will redeem the Notes and Holding Preferred Stock in accordance with the terms of the Indenture and the Certificate of Designation governing the Holding Preferred Stock.

          6.  Conditions to the Obligations of the Purchasers.  The obligations
              ------------------------------------------------
of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and Holding contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company or Holding made in any certificates pursuant to the provisions hereof, to the performance by the Company and Holding of their respective obligations hereunder and to the following additional conditions:

          (a) The Company and Holding shall have caused Riordan & McKinzie, counsel for the Company and Holding, to have furnished to the Purchasers their opinion dated the Closing Date and addressed to the Purchasers, to the effect that:

               (i) Holding and the Company have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware and California, respectively, with full corporate power and authority to own or lease, as the case may be, their properties and conduct their business as described in the Final Memorandum;

               (ii) the authorized equity capitalization of Holding and of the Company effective upon the consummation of the Recapitalization is as set forth in the Final Memorandum;

               (iii) the information contained in the Final Memorandum under the headings "Description of Senior Credit Facility" and "Certain Federal Income Tax Considerations", fairly summarizes the matters therein described in all material respects and the information contained in the Final Memorandum under the heading "Risk Factors --- Fraudulent Conveyance and Distribution Limitation Considerations" relating to Sections 500 et seq. of the California Corporations Code fairly summarizes the possible consequences of the violation of these sections to holders of Securities;

               (iv) the Indenture and the Exchange Indenture conform as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

               (v) provided the Securities are sold in the manner contemplated by the Purchase Agreement and Final Memorandum, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Exchange Indenture, the Registration Agreement and the Securities or for the consummation of the Transactions contemplated thereby, except such as may be required under the blue sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained and except such as may be required under the Securities Act and the Trust Indenture Act with respect to the

          Registration Agreement and the transactions contemplated thereunder;

               (vi) except as set forth in the Final Memorandum, none of the issue and sale of the Securities, the execution and delivery of this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Indenture, or the Exchange Indenture, the fulfillment of the terms hereof or thereof or the consummation of the transactions contemplated thereby will conflict with, result in a breach or violation of, or constitute a default under any law (other than California Corporations Code (S)(S) 500 et seq. as to which such counsel may express no opinion) or the charter or by-laws of Holding or the Company or the terms of any material indenture or other material agreement or instrument identified in an officer's certificate as material to the Company and to which Holding or the Company or the Subsidiary is a party or bound or any judgment, order or decree, identified in an officer's certificate, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Holding or the Company;

               (vii) Holding and the Company have full corporate right, power and authority to execute and deliver the Securities, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Indenture, the Exchange Indenture and this Agreement and to perform their respective obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Indenture, the Exchange Indenture, the Merger Agreement, the New Credit Facility, the Securities, the Registration Agreement and this Agreement and for the consummation of the transactions contemplated thereby has been duly and validly taken;

              (viii) the Merger Agreement has been duly authorized, executed and delivered by Holding, the Company and River Acquisition Corp., and constitutes a legal, valid and binding instrument enforceable against Holding, the Company and River Acquisition Corp. in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

               (ix) the New Credit Facility has been duly authorized, executed and delivered by Holding and the Company and constitutes a legal, valid and binding instrument enforceable against Holding and the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

               (x) this Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company and Holding;

               (xi) the Indenture has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company and Holding in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Notes are in the form contemplated by the Indenture and have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company and Holding entitled to the benefits of the Indenture and enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the

          Notes and the Indenture, provide a fair summary of such provisions in all material respects;

            (xii) the Holding Preferred Stock has been duly and validly authorized by Holding and when the Holding Preferred Stock has been delivered by Holding, countersigned by the Transfer Agent, and paid for in accordance with the terms of this Agreement the Holding Preferred Stock will be validly issued, fully paid and nonassessable; to such counsel's knowledge, the issuance of the Holding Preferred Stock is not subject to preemptive or other similar rights; and the statements set forth under the heading "Description of the Holding Preferred Stock" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Holding Preferred Stock, provide a fair summary of such provisions in all material respects.

             (xiii) the Company Preferred Stock has been duly and validly authorized by the Company; and the statements set forth under the heading "Description of the Company Exchange Securities" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Company Preferred Stock, provide a fair summary of such provisions;

              (xiv) each of the Company Exchange Indenture and the Company Exchange Debentures have been duly and validly authorized by the Company; and the statements set forth under the heading "Description of the Exchange Securities--Company Exchange Debentures" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Company Exchange Debentures and the Company Exchange Indenture, provide a fair summary of such provisions;

             (xv) to such counsel's knowledge (without independent investigation), there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which Holding, the Company or any of their Subsidiaries is a party or of which any property or assets of Holding, the Company or any of their Subsidiaries is the subject that, singly or in the aggregate, questions the validity of this Agreement, the Registration Agreement, the Indenture, the Securities, the Transactions or any action taken or to be taken pursuant hereto or thereto;

               (xvi) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture or the Exchange Indenture under the Trust Indenture Act is necessary, for the offer, sale and delivery of the Securities in the manner contemplated by this Agreement; and

               (xvii) neither Holding nor the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's or Holding's securities.

          Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company and Holding, representatives of the independent public accountants for the Company and Holding and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed. Such counsel shall state that although such counsel has made no independent check or verification of the accuracy, completeness or fairness of the statements made in the Final Memorandum (except as set forth in paragraphs
     (ii), (iii), (xi), (xii), (xiii) and (xiv) above) on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company and Holding) no facts have come to such counsel's attention that have caused such counsel to believe that the Final Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included in the Final Memorandum).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California and the federal laws of the United States to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of Holding and the Company and public officials, copies of which shall be provided to the Purchasers.

          Such counsel may deliver the opinions relating to the Merger Agreement and the New Credit Facility set forth in paragraphs 6(vii), 6(viii), 6(ix) and 6(x) above by delivering letters dated the Closing Date permitting the Purchasers to rely upon separate opinion letters dated the Closing Date rendered to the parties to the Merger Agreement and the New Credit Facility and containing substantially similar opinions.

          All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) The Company and Holding shall have caused Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company and Holding, to have furnished to the Purchasers their opinion dated the Closing Date and addressed to the Purchasers, to the effect that the information and disclosure contained in the Final Memorandum under the headings "Risk Factors--Government Regulation" and "Business--Government Regulation and Environmental Matters", is accurate and complete in all material respects, insofar as such information and disclosure relate to Food and Drug Administration law, legal matters and compliance requirements.

          Such counsel shall also state that, with respect to the other information and disclosure contained in the Final Memorandum not specified above, they have no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (c) The Purchasers shall have received from Cravath, Swaine & Moore such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Purchasers may reasonably require, and the Company and Holding shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company and Holding shall have furnished to the Purchasers certificates of the Company and of Holding, signed by the President and Chief Financial Officer of the Company and the President or Vice President and an Assistant Secretary of Holding, dated the Closing Date, to the effect that the signers of such certificate have examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and the Registration Agreement and that:

               (i) the representations and warranties of the Company and of Holding in this Agreement and the Registration Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and Holding have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company, Holding or any of their respective Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) At the Execution Time and at the Closing Date, the Holding and Company shall have caused Arthur Andersen LLP to have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

               (i) in their opinion the audited financial statements of Holding and the Company and the audited pro forma financial statements of the Company included in the Final Memorandum and reported on by them, and the unaudited pro forma financial statements of Holding included in the Final Memorandum, comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

               (ii) on the basis of a reading of the unaudited pro forma financial statements of Holding included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of Holding and the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such unaudited pro forma financial statements, nothing came to their attention which causes them to believe that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               (iii) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the latest audited financial statements included in the Final Memorandum, including the reading of the minutes and inquiries of certain officials of Holding and of the Company who have responsibility for the financial and accounting matters and certain other limited procedures requested by the Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                     (A) with respect to the period subsequent to December 26,
               1997, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the total debt of Holding, the Company and any of their Subsidiaries or capital stock of Holding or the Company or decreases in the stockholders' equity of Holding or the Company or decreases in working capital of Holding, the Company, and any of their Subsidiaries, as compared with the amounts shown on the December 26, 1997 consolidated balance sheet included in the Final Memorandum, or for the period from December 26, 1997, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total revenues, net income before income taxes, net income or EBITDA, as defined in the Indenture, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Holding or the Company, as the case may be, as to the significance thereof unless said explanation is not deemed necessary by the Purchasers; or

                    (B) the information included under the heading "Selected
               Historical Financial Data"
               is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Holding, the Company or any of their Subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary", "Risk Factors", "Use of Proceeds", "Capitalization" "Selected Historical Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", "Description of Senior Credit Facility" and "Description of the Notes" in the Final Memorandum, agrees with the accounting records of Holding, the Company, or any of their Subsidiaries, excluding any questions of legal interpretation.

          All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)(iii)(A)of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, Holding or any of their respective Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is not disclosed in the Final Memorandum and is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

          (g) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Securities or any other debt securities or preferred stock of the Company or Holding by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of any of the Securities or any other debt securities or preferred stock of the Company or Holding.

          (h) On or prior to the Closing Date, the Registration Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the Trustee.

          (i) Each of the New Credit Facility and the Merger Agreement shall have been executed and delivered by the parties thereto. The terms of the New Credit Facility and the Merger Agreement shall be reasonably satisfactory to the Purchasers, and the Purchasers shall have received executed copies of the New Credit Facility and the Merger Agreement and all other documents and agreements entered into and received in connection therewith certified by the Secretary of the Company as being true, complete and correct. There shall exist at and as of the Closing Date (after giving effect to the Transactions) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the New Credit Facility.

          (j) The Purchasers shall have received evidence, reasonably satisfactory to them, that (A) the merger of River Acquisition Corp. with and into the Company shall have been consummated in accordance with the terms of the Merger Agreement, (B) the initial funding shall have occurred under the New Credit Facility, (C) Freeman Spogli & Co. and certain members of the Company's management shall have made a $61.5 million equity investment in Holding and (D) the Company shall have issued shares of its 11 1/2% Senior PIK Preferred Stock due 2010 ("Mirror Preferred Stock") having an aggregate liquidation preference of $30.0 million to Holding on the terms described in the Final Memorandum and otherwise reasonably satisfactory to the Purchasers. Notwithstanding the foregoing, the condition set forth in clause (A) above shall be deemed to have been satisfied if the Purchasers have not received evidence of the consummation of the Merger solely as a result of differences in time zones in connection with the processing of the certificate of merger relating to the Merger by the Secretary of State of the State of California.

          (k) Prior to the Closing Date, the Company and Holding shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and Counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company and to Holding in writing or by telephone confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Purchasers, 825 Eighth Avenue, New York, New York, on the Closing Date.

          7.  Reimbursement of Expenses.  If the sale of the Securities provided
              --------------------------
for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or Holding to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by the Purchasers, the Company or Holding will reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company and Holding
              ---------------------------------
agree, jointly and severally, to indemnify and hold harmless each Purchaser, each director, officer, employee and agent of any Purchaser and each other person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company or Holding to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company and Holding will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or Holding by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b); provided further, however,
                                                    ----------------  -------
that the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any indemnified party to the extent that it is determined by a final, non-appealable judgment that (i) the Preliminary Memorandum contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of the Securities by any Purchaser, (iii) any such loss, claim, damage or liability of such indemnified party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of any revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented, and the Company had previously furnished copies thereof to such Purchaser and (iv) the revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Company and Holding may otherwise have.

          (b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, Holding, their directors and officers, and each other person, if any, who controls the Company or Holding within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and Holding to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company or Holding by or on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company and Holding acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (or in any amendment or supplement thereto) constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein, and to the extent it may wish, to assume the defense thereof with counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to
                  --------  -------
the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that the indemnifying party shall not be responsible for the expenses of more than one separate counsel (in addition to one local counsel in each relevant jurisdiction) in any one action. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than as provided in paragraph (a)), the Company, Holding and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, Holding and the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and Holding on the one hand and by the Purchasers on the other from the offering of the Securities; provided, however, that in no case shall the
                                --------  -------
Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, Holding and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Holding on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and Holding shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or Holding on the one hand or the Purchasers on the other. The Company, Holding and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company or Holding within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company or Holding shall have the same rights to contribution as the Company or Holding, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Default by a Purchaser.  If either Purchaser shall fail to
              -----------------------
purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchaser shall be obligated severally to take up and pay for (in the proportion which the amount of Securities set forth opposite its name in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the name of the remaining Purchaser) the Securities that the defaulting Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate
                    --------  -------
amount of Securities that the defaulting Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in
Schedule I hereto, the remaining Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if the non-defaulting Purchaser does not purchase all the Securities, this Agreement will terminate without liability to the non-defaulting Purchaser, the Company or Holding. In the event of a default by either Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company, Holding or the non-defaulting Purchaser for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               ------------
the absolute discretion of the Purchasers, by notice given to the Company and to Holding prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

          11.  Representations and Indemnities to Survive. The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company, Holding or their respective officers and of the Purchasers set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers, the Company, Holding or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or sent by fax and confirmed to them, care of Salomon Brothers Inc, at 388 Greenwich Street, New York, New York, 10013; or, if sent to Holding or the Company, will be mailed, delivered or telegraphed and confirmed to it at 27711 Diaz Road, P.O. Box 9020, Temecula, CA 92589-9020.

          13.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
               ---------------
IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          15.  Business Day.  For purposes of this Agreement, "business day"
               -------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          16.  Counterparts.  This Agreement may be executed in one or more
               -------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, Holding and the Purchasers.


                         Very truly yours,

                         HUDSON RESPIRATORY CARE, INC.


                         by /s/ Richard W. Johansen
                            __________________________________
                            Name: Richard W. Johansen
                            Title: President and Chief Executive Officer


                         by /s/ Jay R. Ogram
                            __________________________________
                            Name: Jay R. Ogram
                            Title: Chief Financial Officer


                         RIVER HOLDING CORP.


                         by /s/ Charles P. Rullman
                            __________________________________
                            Name: Charles P. Rullman
                            Title: President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
BT ALEX. BROWN INCORPORATED


By: SALOMON BROTHERS INC

By: /s/ H. Allen Bouch
    _____________________
    Name: H. Allen Bouch
    Title: Director

For themselves and the other
Purchaser named in
Schedule I to the foregoing Agreement